Exhibit 5
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Minnesota Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  10/23/89


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,027    $1,261
$1,701

T    =    Average Annual Total Return   2.73%          4.75%
6.38%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $474,799

Expenses                      $79,159

Reimbursement                 $0.00

Average shares                11,066,911

NAV                           $9.19

Sales Charge                  4.75%

POP                           $9.65

Yield at POP                  4.49%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.49 / (1 - 42.72%) = 8.12%


Fund name: Minnesota Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/15/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,022    $1,255
$1,671

T    =    Average Annual Total Return   2.20%          4.65%
6.15%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $201,981

Expenses                      $56,763

Reimbursement                 $0.00

Average shares                4,720,654

NAV                           $9.16

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  4.06%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.06 / (1 - 42.72%) = 7.35%

Fund name: Minnesota Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  04/03/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,042    $1,260
$1,673

T    =    Average Annual Total Return   4.20%          4.74%
6.17%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $6,987

Expenses                      $1,534

Reimbursement                 $0.00

Average shares                162,928

NAV                           $9.19

Sales Charge                  %3.25

POP                           $9.50

Yield at POP                  4.27%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.27 / (1 - 42.72%) = 7.73%